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EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-KSB/A of Mobile Nation, Inc. (the "Company") for the annual period ended March 31, 2004 (the "Report"), the undersigned hereby certify in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, pursuant to 18 U.S.C.
section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	the Report fully complies with the requirements of Section 13(a) or
15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: April 15, 2005 	                  By:  /S/ REX A. MORDEN
                                          ------------------------------
                                          Rex A. Morden
                                          Chief Executive Officer
                                          (Principal executive officer)

Dated: April 15, 2005		                  By: /S/Michael McGhee
                                          ------------------------------
                                          Michael McGhee
                                          Executive President, Finance
                                          (principal financial and accounting
                                          officer)